United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

CAFÉ SERENDIPITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 Campus Drive, Suite 206, Newport Beach, California 92660

(Address of Principal Executive Offices)

(714) 978-4425

(Registrant’s telephone number including area code)

BioQuest Corp.

10120 South Eastern Avenue, Suite 200, Henderson, NV 89052

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On October 23, 2018, Café Serendipity Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission to report the Company entering into a Debt Exchange Agreement with Thomas C. Hemingway (the “Debt Exchange Agreement”) on October 8, 2018. This Current Report on Form 8-K/A is being filed pursuant to Item 1.01(a), Item 3.02 and Item 9.01 of Form 8-K in order to: (1) update certain information under Item 1.01 and Item 3.02 and (2) file as an exhibit the correct Exhibit A, which was referenced in the Initial Form 8-K but not attached thereto. The information contained in this Current Report on Form 8-K/A supplements the information in Item 1.01, Item 3.02 and Item 9.01 of the Initial Form 8-K. Otherwise, the Initial Form 8-K as filed remains the same.

Item 1.01 Entry into a Material Agreement

(a) Amendment to Debt Exchange Agreement. On October 8, 2018, Café Serendipity Holdings, Inc., formerly known as BioQuest Corp. (the “Company”), entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Thomas C. Hemingway (“Hemingway”) whereby the Company agreed to issue Hemingway 350,000,000 shares of its $0.001 par value common stock (the “Shares”) in exchange for Hemingway forgiving approximately $350,000 in promissory notes and advances he had made to the Company. On April 9, 2019, the Company entered into an Amendment to Debt Exchange Agreement whereby the Company and Hemingway determined that the amount of obligations the Company owed to Hemingway was $187,186, which was based on accrued but unpaid wages. The Company also determined that Hemingway had loaned the Company $29,200 and the Company had accrued $4,693 in interest on his loans for a total obligation of $33,894. The Company and Hemingway also agreed that the $33,894 had been satisfactorily transferred to another entity and was no longer an obligation of the Company. Notwithstanding the revised obligation, the Company’s sole director determined that it was in the best interest of the Company to honor the shares issued to Hemingway on October 8, 2018.

The foregoing description of the Amendment to the Debt Exchange Agreement is qualified in its entirety by reference to the Amendment to Debt Exchange Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 3.02: Unregistered Sales of Equity Securities

(a) As described above in Item 1.01, under (a) the Company agreed to issue 350,000,000 shares of its $0.001 par value common stock to Hemingway in exchange for his forgiveness of approximately $187,186 in obligations the Company owed to him.

In the sale and issuance of the Shares, no general solicitation was made either by the Company or by any person acting on our behalf. The transactions were privately negotiated and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuance of the securities is exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

The foregoing description of the Amendment to Debt Exchange Agreement is qualified in its entirety by reference to the Amendment to Debt Exchange Agreement, a copy of which are attached hereto as Exhibit 10.2 and incorporated into this Item 3.02 by reference.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.2	Amendment to Debt Exchange Agreement dated April 9, 2019 between Café Serendipity Holdings, Inc. and Thomas C. Hemingway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAFÉ SERENDIPITY HOLDINGS, INC.

Date: April 17, 2019	/s/ Robert Orbach
ROBERT ORBACH
Chief Executive Officer